UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 18, 2008

LCC International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-21213	54-1807038
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7900 Westpark Drive, Suite A-315, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-873-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

MCLEAN, VA– June 18, 2008 – LCC International, Inc. (NASDAQ:LCCI), a global leader in wireless voice and data turn-key services, today announced that it has signed definitive agreements with TruePosition, a leader in high-performance wireless location services, to acquire, outsource and provide RF engineering services to TruePosition's E-911 U.S. GSM carriers. Under the terms of the agreements, LCC will pay TruePosition up to $3 Million for the business based on an earn-out which begins when LCC achieves revenue of at least $8 Million under the outsourcing agreement. The maximum $3 Million purchase price is earned when such revenue reaches $23 Million. Simultaneously, TruePosition will use LCC’s services exclusively until revenue for such services reaches $30 Million.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCC International, Inc.

June 18, 2008	By:	/s/ Louis Salamone, Jr.

Name: Louis Salamone, Jr.
Title: Executive Vice President, Chief Financial Officer, and Treasurer

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Exhibit Index

Exhibit No.	Description

99	Press Release